Exhibit 10.7

CADENCE BANCORP LLC

CLASS C INCENTIVE UNIT AGREEMENT (EMPLOYEE SERVICE UNITS)

THIS CLASS C INCENTIVE UNIT AGREEMENT (this “Agreement”) is made and entered into as of «Grant_Date» (the “Grant Date”), by and between Cadence Bancorp LLC, a Delaware limited liability company (the “Company”), and «Full_Legal_Name» (“Participant”). Capitalized terms used in this Agreement but not otherwise defined herein shall have their respective meanings set forth in the Plan and the LLC Agreement (each as defined below), as applicable.

THE PARTIES HERETO AGREE AS FOLLOWS:

1. Issuance of Award. In consideration of Participant’s agreement to provide services to or for the benefit of the Company and its Subsidiaries, (the “Employer”), effective as of the Grant Date, the Company hereby (a) issues to Participant an Award which represents «Number_of_Units» Class C Incentive Units of the Company and Employee Units under the Plan (the “Award”), and (b) if not already a Member, admits Participant as a Member of the Company, in consideration of Participant’s agreement to provide services to the Company and its Subsidiaries on the terms and conditions set forth herein, in the Plan and in the LLC Agreement, and upon execution of a Form of Joinder to the LLC Agreement, in the form attached hereto as Exhibit B. The Company and Participant acknowledge and agree that the Class C Incentive Units are hereby issued to Participant for the performance of services to or for the benefit of the Employer in his or her capacity as a Member or in anticipation of Participant becoming a Member. Participant acknowledges that the Company from time to time may issue or cancel (or otherwise modify) Class C Incentive Units in accordance with the terms of the Plan or LLC Agreement. Participant further acknowledges that this Agreement and the LLC Agreement substantially restrict the Transfer of Class C Incentive Units and provide for cancellation provisions and other provisions that impact ownership of the Class C Incentive Units.

2. Vesting, Termination of Service, and Repurchase Right.

2.1 Vesting.

(a) In General. Subject to Sections 2.2 and 2.3 below, one-sixth (1/6) of the total number of Class C Incentive Units covered by the Award shall vest on each of the first and second anniversaries of «Grant_Date», and one-third (1/3) of the total number of Class C Incentive Units covered by the Award shall vest on each of the third and fourth anniversaries of «Grant_Date».

(b) Vesting Upon Sale of the Company. In the event of a Sale of the Company, 100% of the remaining outstanding unvested Class C Incentive Units covered by the Award (not cancelled or forfeited prior to such date) shall vest immediately prior to the Sale of the Company.

2.2 Effect of Termination of Service on Unvested Units.

(a) Death or Disability. In the event of Participant’s Termination of Service by reason of Participant’s death or Disability (as defined below), that number of unvested Class C Incentive Units covered by the Award which would have vested during the one (1)-year period commencing on the date of termination shall vest immediately upon such termination. Any other Class C Incentive Units, to the extent not vested as of the date of termination (and Participant’s Capital Account balance attributable to such unvested Class C Incentive Units), shall thereupon automatically and without further action be cancelled and forfeited, and Participant shall have no further right or interest in or with respect to such unvested Class C Incentive Units. No portion of the Award and no Class C Incentive Units which are unvested as of Participant’s Termination of Service after application of this Section 2.2(a) shall thereafter become vested. For purposes of this Agreement, “Disability” shall mean the definition contained in Participant’s employment agreement with the Employer, if any, or if Participant is not party to an employment agreement with the Employer, Participant’s incapacity due to mental or physical illness which prevents Participant from substantially performing his duties to the Employer for 120 consecutive days, or 150 out of 180 consecutive days.

(b) Without Cause or for Good Reason. In the event of Participant’s Termination of Service by the Employer without Cause (as defined below) or by Participant for Good Reason (as defined below), that number of unvested Class C Incentive Units covered by the Award which would have vested during the six (6)-month period commencing on the date of termination shall vest immediately upon such termination. Any other Class C Incentive Units, to the extent not vested as of the date of termination (and Participant’s Capital Account balance attributable to such unvested Class C Incentive Units), shall thereupon automatically and without further action be cancelled and forfeited, and Participant shall have no further right or interest in or with respect to such unvested Class C Incentive Units. No portion of the Award and no Class C Incentive Units which are unvested as of Participant’s Termination of Service after application of this Section 2.2(b) shall thereafter become vested.

(i) For purposes of this Agreement, “Cause” shall mean the definition contained in Participant’s employment agreement with the Employer, if any, or if Participant is not party to an employment agreement with the Employer: (i) Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or its Affiliates or any other material breach of a written agreement between Participant and the Company or its Affiliates, including without limitation a material breach of any employment or confidentiality agreement; (ii) Participant’s conviction of or guilty plea or no contest plea to a felony or any other crime involving dishonesty under the laws of the United States or any state thereof; (iii) Participant’s gross negligence or willful misconduct or Participant’s willful and repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, misappropriation or dishonesty committed by Participant against the Company or its Affiliates; or (v) any breach of the LLC Agreement or this Agreement by Participant.

(ii) For purposes of this Agreement, “Good Reason” shall mean the definition contained in Participant’s employment agreement with the Employer, if any, or if Participant is not a party to an employment agreement with the Employer, the occurrence of any of the following events without Participant’s consent: (i) a material reduction of Participant’s base compensation by the Employer; (ii) a material diminution in Participant’s authority, duties, or responsibilities with respect to the Employer at a time when there are no circumstances that would permit a termination of Participant for Cause; or (iii) a relocation of the Employer’s offices at which Participant is principally employed to a location more than fifty (50) miles from such location; provided, however, that any business travel required of Participant in connection with the performance of Participant’s duties to the Employer shall not constitute a relocation of the Employer’s offices at which Participant is principally employed. Notwithstanding the foregoing, no termination for Good Reason shall be effective unless (a) Participant has given written notice to the Employer setting forth the specific facts or circumstances constituting Good Reason within thirty (30) days after the initial existence of the occurrence of such facts or circumstances, (b) the Employer has failed to remedy such facts or circumstances within thirty (30) days of receipt of Participant’s written notice, and (c) the effective date of the termination for Good Reason occurs no later than sixty-five (65) days after the initial existence of the facts or circumstances constituting Good Reason.

2.3 Effect of Termination of Service or Breach of Restrictive Covenant on Class C Incentive Units.

(a) Forfeiture Upon Termination for Cause. In the event of Participant’s Termination of Service by the Employer for Cause (a “Forfeiture Termination”), the Award and all Class C Incentive Units, whether vested or unvested as of the Termination Date (and Participant’s Capital Account balance attributable to such Class C Incentive Units), shall thereupon automatically and without further action be cancelled and forfeited, and Participant shall have no further right or interest in or with respect to such Class C Incentive Units.

(b) Forfeiture Upon Breach of Restrictive Covenant. In the event Participant breaches the terms of any non-compete, non-solicitation, or other restrictive covenant to which Participant may be subject pursuant to the terms of an employment agreement with the Employer, all unvested Class C Incentive Units (and Participant’s Capital Account balance attributable to such unvested Class C Incentive Units) shall thereupon automatically and without further action be cancelled and forfeited, and Participant shall have no further right or interest in or with respect to such Class C Incentive Units.

(c) Company’s Repurchase Right Upon Other Terminations.

(i) In the event of Participant’s Termination of Service for any reason other than a Forfeiture Termination, the Company shall have the right, for a period of sixty (60) calendar days following the date of termination, to elect to purchase from Participant any or all of the vested Class C Incentive Units then owned by Participant at a price per Class C Incentive Unit equal to the Repurchase Price (as defined below) (the “Repurchase Right”). If the Repurchase Right is not exercised by the Company in the time period specified above, the Repurchase Right expires. The “Repurchase Price” shall equal the fair market value of the vested Class C Incentive Units as to which the Company exercises the Repurchase Right, which shall be the amount which would be distributed to Participant in respect of such Class C Incentive Units if the Company were liquidated for an amount of cash equal to the fair market value of the Company, as reported to the Members in accordance with Section 15(b)(i) or 15(b)(ii) of the LLC Agreement in respect of the calendar quarter ending immediately prior to the delivery to Participant of the “Repurchase Notice” (as defined below), and such cash distributed to the Members in accordance with Section 11 of the LLC Agreement. The Company may exercise the Repurchase Right by delivering personally or by registered mail to Participant or Participant’s personal representative, within the applicable time period specified above, a notice in writing indicating the Company’s intention to exercise the Repurchase Right and the proposed Repurchase Price (the “Repurchase Notice”). The Participant shall have fifteen (15) days to agree or disagree with the Repurchase Price in the Repurchase Notice. If the Participant agrees with the Repurchase Price, then the Company shall pay to the Participant the Repurchase Price within thirty (30) days. If the Participant disagrees with the Repurchase Price, the Repurchase Price shall be determined by an independent appraiser mutually agreed upon within ten (10) days following the written notification by Participant to the Company that Participant disagrees with the Repurchase Price. Such appraisal shall be completed within sixty (60) days following the appointment of the independent appraiser, and the amount reflected in such appraisal shall be the Repurchase Price. While no appraisal assumptions will be given to any party determining fair market value, in the event that the repurchase price calculation, whether accepted by Participant under the Section 15(b)(i) or 15(b)(ii) valuation or as valued by an independent appraiser, includes an illiquidity discount that is greater than 12.5%, the calculation of the Repurchase Price for Participant shall utilize an illiquidity discount of 12.5%. If the final Repurchase Price, as determined by the independent appraiser, is greater than or equal to the Repurchase Price reflected in the Repurchase Notice, the cost of the independent appraiser shall be paid by the Company; otherwise such cost shall be paid by Participant. Once the appraisal is completed and delivered to the Company and the Participant, the Company shall pay to the Participant the Repurchase Price reflected in the appraisal within thirty (30) days.

(ii) Payment of the Repurchase Price shall be paid in a lump sum in cash.

(iii) Upon payment of the Repurchase Price by the Company to Participant, the Class C Incentive Units subject to the Repurchase Right shall be cancelled by the Company without any further action of Participant, and Participant shall have no further right or interest in or with respect to such Class C Incentive Units.

(iv) The Repurchase Right shall terminate upon the earlier to occur of (A) a Sale of the Company, or (B) the consummation of the initial sale of common stock of the Company or its successor to the general public in a firm commitment underwriting pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

3. Transfers.

3.1 Restrictions on Transfers of Class C Incentive Units. Subject to Section 3.2 below and except as provided in Sections 4, 5, and 6 below, Participant shall not Transfer or Encumber the Award or any Class C Incentive Units (the “Transfer Restriction”); provided, however, that such prohibition shall not apply to any Transfer of the Award or Class C Incentive Units to the Company or any Subsidiary of the Company.

3.2 Exception for Permitted Transferees. Anything to the contrary contained in this Section notwithstanding, a Transfer by Participant of the Award or any Class C Incentive Units shall be allowed if (i) made more than two (2) years following the Grant Date, (ii) made without consideration to a trust or partnership controlled by Participant solely for the benefit of immediate family members, charitable entities or otherwise for estate planning purposes and (iii) approved by the Committee (such transferee, a “Permitted Transferee”). In such case, the Permitted Transferee shall receive and hold the Class C Incentive Units so Transferred subject to the provisions of this Agreement and there shall be no further Transfer of such Class C Incentive Units except in accordance with the terms of this Section. Any Transfer of the Award or Class C Incentive Units which is not made in compliance with the Plan, the LLC Agreement and this Agreement shall be null and void ab initio and of no effect, and further, such Award may be cancelled and forfeited by Participant pursuant to the LLC Agreement.

4. Representations, Warranties, Covenants, and Acknowledgments of Participant. Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of Participant and his or her spouse, if applicable, that:

4.1 Investment. Participant is holding the Award for Participant’s own account, and not for the account of any other Person. Participant is holding the Award for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

4.2 Relation to Company. Participant is presently an Employee of Employer and in such capacity has become personally familiar with the business of the Company.

4.3 Access to Information. Participant has had the opportunity to ask questions of, and to receive answers from, the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Company.

4.4 Registration. Participant understands that the Class C Incentive Units have not been registered under the Securities Act, and the Class C Incentive Units cannot be transferred by Participant other than in accordance with the terms and conditions set forth in the Plan, this Agreement and the LLC Agreement and, in any event, unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from the Securities Act is available.

4.5 Public Trading. None of the Company’s Equity Securities is presently publicly traded, and the Company has made no representations, covenants or agreements as to whether there will be a public market for any of its Equity Securities.

4.6 Tax Advice. The Company has made no warranties or representations to Participant with respect to the income tax consequences of the issuance of the Class C Incentive Units or the transactions contemplated by this Agreement (including, without limitation, with respect to the making of an election under Section 83(b) of the Code), and Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. Participant is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the Class C Incentive Units.

5. Capital Account. Participant shall make no Capital Contribution to the Company in connection with the Award and, as a result, Participant’s Capital Account (as defined in the LLC Agreement) balance in the Company in respect of Class C Incentive Units immediately after his or her receipt of the Class C Incentive Units shall be equal to zero. If Participant was a Member in the Company prior to such issuance, Participant’s Capital Account balance shall not be increased as a result of his or her receipt of the Class C Incentive Units.

6. Binding Effect. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto.

7. Section 83(b) Election. Participant covenants that he shall make a timely election under Section 83(b) of the Code (and any comparable election in the state of Participant’s residence) with respect to the Class C Incentive Units covered by the Award. In connection with such election, Participant and Participant’s spouse, if applicable, shall execute and deliver to the Company with this executed Agreement, a copy of the Election Pursuant to Section 83(b) of the Code, substantially in the form attached hereto as Exhibit A. Participant represents that Participant has consulted any tax consultant(s) that Participant deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions. Participant acknowledges that it is Participant’s sole responsibility and not the Company’s to timely file an election under Section 83(b) of the Code (and any comparable state election), even if Participant requests that the Company or any representative of the Company make such filing on Participant’s behalf. Participant should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence.

8. Taxes. Participant specifically consents to the application of Section 9 of the LLC Agreement with respect to the tax treatment of the Class C Incentive Units. The Company may withhold from Participant’s wages (or other payments made to Participant), or require Participant to pay to the Company, any applicable withholding or employment taxes resulting from the issuance of the Award hereunder, from the vesting or lapse of any restrictions imposed on the Award, or from the ownership or disposition of the Class C Incentive Units.

9. Remedies. Participant shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award which is in violation of the provisions of this Agreement. Participant acknowledges that a breach by him or her of any of the covenants or restrictions contained or referenced herein will cause irreparable damage to the Company, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Participant agrees that if he or she breaches any such covenants or restrictions, the Award may be cancelled and forfeited by Participant, and/or the Company shall be entitled to temporary or permanent injunctive relief with respect to any such breach or attempted breach (in addition to any other remedies, at law or in equity, as may be available to the Company), without posting bond or other security. Participant will not assert as a defense that there is an adequate remedy at law.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any otherwise governing principles of conflicts of law.

11. Notice of Restrictions. Participant is hereby notified and acknowledges that:

(a) The offering and sale of the Class C Incentive Units have not been registered under the Securities Act. Any transfer of such securities will be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for the Company such registration is unnecessary in order for such transfer to comply with the Securities Act.

(b) The Class C Incentive Units are subject to forfeiture, a right of repurchase and to transferability and other restrictions as set forth in this Agreement and the LLC Agreement, in each case, as may be amended, supplemented or modified from time to time, and such securities may not be sold or otherwise transferred except pursuant to the provisions of such documents.

12. Code Section 409A. Neither the Award nor the Class C Incentive Units are intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A of the Code (“Section 409A”), and, provided that Section 409A, Treasury Regulations and related Department of Treasury guidance do not require otherwise, the Company shall not treat the Award or the Class C Incentive Units as nonqualified deferred compensation. However, notwithstanding any other provision of the Plan or this Agreement, if at any time the Committee determines that the Award or the Class C Incentive Units may be subject to Section 409A, the Committee shall have the right, in its sole discretion, to adopt such amendments to the Plan or this Agreement or take such other actions (including amendments and actions with retroactive effect) as the Committee determines are necessary or appropriate either for the Award and the Class C Incentive Units to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

13. Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

14. Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company. This Agreement may not be assigned by Participant without the consent of the Company in its sole discretion.

15. Entire Agreement; Amendments and Waivers. This Agreement, together with the Plan and the LLC Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto and approved by the Committee. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. Notwithstanding the foregoing, the Committee shall have the right to amend this Agreement in accordance with Section 6.3(b) of the Plan without the consent of Participant or to the extent that such amendment does not materially adversely impair the rights of Participant hereunder. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

16. Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to exceed the limitations permitted by applicable law, then the provisions will be deemed reformed to the maximum limitations permitted by applicable law and the parties hereby expressly acknowledge their desire that in such event such action be taken. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

17. Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

Cadence Bancorp LLC,
a Delaware limited liability company

By:
Name:
Title:

Participant hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.

Participant:

«Full_Legal_Name»

EXHIBIT A

ELECTION PURSUANT TO SECTION 83(b) OF THE

INTERNAL REVENUE CODE TO INCLUDE IN GROSS

INCOME THE EXCESS, IF ANY, OF THE FAIR MARKET VALUE OF PROPERTY

TRANSFERRED IN CONNECTION WITH SERVICES, OVER THE AMOUNT, IF ANY,

PAID FOR SUCH PROPERTY

The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the undersigned’s gross income for the 2014 taxable year the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, if any, and supplies herewith the following information in accordance with the Treasury regulations promulgated under Section 83(b):

1.	The undersigned’s name, address and taxpayer identification (social security) number are:

Name: «Full_Legal_Name»

Address:

Social Security #:

The undersigned’s spouse’s name, address and taxpayer identification (social security) number are (complete if applicable):

Name:

Address:

Social Security #:

2.	The property with respect to which the election is made consists of «Number_of_Units» Class C Incentive Units (the “Award”) of Cadence Bancorp LLC, a Delaware limited liability company (the “Company”), representing an interest in the future profits, losses and distributions of the Company.

3.	The date on which the above property was transferred to the undersigned was «Grant_Date», and the taxable year to which this election relates is 2014.

4.	The above property is subject to the following restrictions: (a) forfeiture and/or a right of repurchase by the Company if the undersigned ceases to provide services to the Company, and (b) certain other restrictions pursuant to the Class C Incentive Unit Agreement (Employee Service Units) evidencing the Award and the Limited Liability Company Agreement of Cadence Bancorp LLC, dated as of July 2, 2010, as amended from time to time.

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5.	The fair market value of the above property at the time of transfer (determined without regard to any restrictions other than those which by their terms will never lapse) is $0.

6.	The amount paid for the above property by the undersigned was $0.

7.	A copy of this election has been furnished to the Company, and the original will be filed with the income tax return of the undersigned to which this election relates.

Date: , 2014	«Full_Legal_Name»

Date: , 2014	Participant’s Spouse

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EXHIBIT B

FORM OF JOINDER

The undersigned is executing and delivering this Joinder Agreement pursuant to the Amended and Restated Limited Liability Company Agreement of Cadence Bancorp LLC (the “Company”), dated as of July 2, 2010, as amended, modified or supplemented from time to time (the “LLC Agreement”).

By executing this Joinder Agreement and delivering it to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the LLC Agreement in the same manner as if the undersigned were an original signatory to such agreement, and all of the undersigned’s Class C Incentive Units of the Company shall be subject to the terms and conditions of the LLC Agreement.

By executing this Joinder Agreement and delivering it to the Company, the undersigned hereby represents and warrants that he or she is (you must check one of the following boxes): ☐ not married; OR ☐ married and is concurrently herewith delivering a completed and signed Consent by Spouse to the Company.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of             , 2014.

Participant:

«Full_Legal_Name»

ACKNOWLEDGED & ACCEPTED: CADENCE BANCORP LLC

By
Name:
Its:

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CONSENT BY SPOUSE

I acknowledge that I have read the Class C Incentive Unit Agreement (as amended, modified or supplemented from time to time, the “Agreement”), by and between Cadence Bancorp LLC (the “Company”), and my spouse,                     , and the Cadence Bancorp LLC 2010 Class C Incentive Unit Award Plan (as amended, modified or supplemented from time to time, the “Plan”), and that I know its contents. I am aware that by its provisions, my spouse agrees to sell, convert, dispose of, or otherwise transfer his or her Class C Incentive Units of the Company (the “Award”) hereunder under certain circumstances. I hereby consent to such sale, conversion, disposition or other transfer; and approve of the provisions of this Agreement and any action hereafter taken by my spouse thereunder with respect to his or her Award, and I agree to be bound thereby.

I further agree that in the event of my death or a dissolution of marriage or legal separation, my spouse shall have the absolute right to have my interest, if any, in the Award set apart to him or her, whether through a will, a trust, a property settlement agreement or by decree of court, or otherwise, and that if he or she be required by the terms of such will, trust, settlement or decree, or otherwise, to compensate me for said interest, that the price shall be an amount equal to: (i) the Repurchase Price (as defined in the Agreement) of the Award; multiplied by (ii) my percentage of ownership in such interest.

This consent, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of choice of law or conflicts of law.

Dated:

Participant’s Spouse:

(Sign Name)

(Print Name)

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